Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-267383 on Form S-3 and Registration Statement Nos. 333-152142, 333-165559, 333-180076, 333-212707 and 333-254911 on Form S-8 of our reports dated February 26, 2025, relating to the financial statements of Energy Recovery, Inc., and the effectiveness of Energy Recovery, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

San Francisco, California
February 26, 2025